SUBJECT TO COMPLETION, DATED MARCH 30, 2021

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254870

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 30, 2021)

3,150,000 Shares

Class A Common Stock

This prospectus supplement relates to the public offering by Boston Omaha Corporation of 2,000,000 shares of our Class A common stock and the resale by the selling stockholders identified on page S-22 of this prospectus supplement of 1,150,000 shares of our Class A common stock. We will not receive any proceeds from the resale of shares of our Class A common stock by the selling stockholders.

Our Class A common stock is listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “BOMN.” On March 29, 2020, the last reported sale price of our Class A common stock on NASDAQ was $33.53 per share.

We and the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 472,500 shares of Class A common stock, consisting of 300,000 shares from us and 172,500 shares from the selling stockholders, at the public offering price less underwriting discounts and commissions.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-17 of this prospectus supplement and any other risk factors included in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

	Per Share	Total
Initial price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Boston Omaha Corporation	$	$
Proceeds to the selling stockholders	$	$

(1)	See the section titled “Underwriting” for additional information regarding compensation payable to the underwriters.
(2)	We have agreed to pay all offering expenses, other than underwriting discounts and commissions, for the selling stockholders incurred in connection with the sale by the selling stockholders.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about April         , 2021.

Wells Fargo Securities

The date of this prospectus supplement is March          , 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We and the selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications, and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to "us," "our," "Boston Omaha," "BOMN," "we," the "Company" and similar designations refer, collectively, to Boston Omaha Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by Public Law 104-67. All statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, other than statements that relate solely to historical fact, are “forward-looking statements.” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, including the impact of the COVID-19 pandemic, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact.

In this prospectus supplement and the documents incorporated by reference herein, we make forward-looking statements, including but not limited to, our expectations about:

●	the impact of the novel coronavirus, which we refer to as “COVID-19,” on our business and the general economy;
●	the competitive nature of the industries in which we conduct our business;
●	general business and economic conditions;
●	demand for services in our industries;
●	our ability to acquire suitable businesses;
●	our ability to successfully integrate acquired businesses;
●	our business strategy;
●	pricing pressures and competitive factors;
●	the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations;
●	our ability to obtain or renew customer contracts;
●	the market price and availability of materials or equipment;
●	increased costs as the result of being a public company;
●

our relationship with our two largest stockholders, investment funds controlled and managed by The Magnolia Group, LLC, including the Magnolia Capital Fund, L.P., which we collectively refer to as “Magnolia,” and Boulderado Partners, LLC, which we refer to as “Boulderado”;

●	the diversion of management’s attention and other disruptions associated with potential future acquisitions;
●	future capital expenditures;
●	the risks associated with our investments in both publicly traded securities and privately held businesses;
●	the risks that our total level of investments may subject us to registration and regulation as an investment company under the Investment Company Act of 1940, as amended;
●	changes in technology affecting our markets;
●	our analysis of market and economic opportunities in the industries we operate;

●	our financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;
●	our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;
●	our dividend policy;
●	our history of losses and ability to maintain profitability in the future;
●	our future operating results; and
●	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement or accompanying prospectus or to reflect events or circumstances after the date of this prospectus supplement to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors” beginning on page S-17 of this prospectus supplement and discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 under the caption “Risk Factor Summary” and in Item 1A of Part 1 thereof, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

Boston Omaha Corporation, which we refer to as “the Company,” “our Company,” “we,” “us” or “our,” commenced its current business operations in June 2015 and currently operates three separate lines of business: outdoor billboard advertising, surety insurance and related brokerage activities, and broadband services. In addition, we hold minority investments in commercial real estate management and brokerage services, a bank focused on servicing the automotive loan market, and a homebuilding company with operations located primarily in the Southeast United States.

Boston Omaha was originally incorporated as REO Plus, Inc., in August 2009 under the laws of the State of Texas. In February 2015, Magnolia Capital Fund (“Magnolia”) and Boulderado Partners (“Boulderado”) acquired shares of the Company’s common stock representing approximately 95% of the Company’s issued and outstanding shares at the time and we changed our name to Boston Omaha Corporation. We became a publicly held corporation in November 2012 when Akashic Ventures, our prior principal stockholder, distributed to certain of its stockholders a total of 132,992 shares of the Company’s common stock held by it. We registered as a reporting company under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” on November 9, 2016. In 2016, we were listed for trading on the OTCQX under the trading symbol “BOMN” and in June 2017, in connection with our 2017 public offering, we transferred to and listed on the NASDAQ Capital Market under the trading symbol “BOMN.”

The Company’s controlling and minority investments in its principal lines of business are set forth in the chart below.

1.	As of 12/31/20
2.	DFH started trading as a public company on 1/21/21; ownership stake per Form 13G filed on 1/29/21
3.	49.9% stake of 24th Street Holding Company, LLC. Held both directly and indirectly through Boston Omaha's ownership in Logic

Outdoor Billboards

In June 2015, we commenced our billboard business operations through acquisitions by our wholly-owned subsidiary Link Media Holdings, LLC, which we refer to as “Link,” of smaller billboard companies located in the Southeast United States and Wisconsin.  During July and August 2018, we acquired the membership interest or assets of three larger billboard companies, which increased our overall billboard count to approximately 2,900 billboards.  These transactions included our acquisition on July 31, 2018 of Tammy Lynn Outdoor, LLC for cash and stock consideration of approximately $16 million, our acquisition on August 22, 2018 of substantially all of the assets of Key Outdoor, Inc., which we refer to as “Key,” for approximately $38 million, and our acquisition on August 31, 2018 of Waitt Outdoor, LLC, which we refer to as “Waitt,” for approximately $84 million.  We believe that the acquisitions of Waitt and Key, with over 1,600 and 700 billboard structures, respectively, make us a leading outdoor billboard advertising company in the markets we serve in the Midwest.  On January 27, 2021, we acquired an additional 368 billboard faces from Thomas Outdoor for approximately $6 million, further strengthening our footprint and position in the Midwest. As of March 29, 2021, we operate approximately 3,200 billboards with approximately 6,000 advertising faces. One of our principal business objectives is to continue to acquire additional billboard assets through acquisitions of existing billboard businesses or assets in the United States when they can be made at what we believe to be attractive prices relative to other opportunities generally available to us.

We are attracted to the outdoor display market due to a number of factors, including high regulatory barriers to building new billboards in some states, growing demand, low maintenance capital expenditures for static billboards, low cost per impression for customers, and the potential opportunity to employ more capital in existing assets at reasonable returns in the form of perpetual easements and digital conversions.  In addition, unlike other advertising industries, the internet has not had a material adverse impact on outdoor advertising revenues.  Our outdoor display ads are primarily found on billboards on highways and major local roads. Industry trade journals report that revenues for any visual advertising media found outside of the home (including billboards and signs, ads on street furniture such as bus shelters or benches, in transit areas such as airports or train stations, and place-based ad media at a stadium, cinema or similar public space, which we refer to as “OOH,”) have continued to rise over the past several years, in contrast to print and other non-internet based advertising.  The billboard industry’s three largest companies are estimated to account for more than 50% of the industry’s total revenues, and several industry sources and our experience suggest that there are a large number of other companies serving the remainder of the market, providing a potentially significant source of billboards which may be acquired in the future.

Surety Insurance

In September 2015, we established an insurance subsidiary, General Indemnity Group, LLC, which we refer to as “GIG,” designed to own and operate insurance businesses generally handling high volume, lower policy limit commercial lines of property and casualty insurance.  In April 2016, our surety insurance business commenced with the acquisition of a surety insurance brokerage business with a national internet-based presence.  In December 2016, we completed the acquisition of United Casualty and Surety Insurance Company, which we refer to as “UCS,” a surety insurance company, which at that time was licensed to issue surety bonds in only nine states.  Since that time, we have expanded the licensing of the UCS business to all 50 states and the District of Columbia.  In addition, over the last four years, we have also acquired additional surety insurance brokerage businesses located in various regions of the United States. We may in the future expand the reach of our insurance activities to other forms of insurance which may have similar characteristics to surety, such as high volume and low average policy premium insurance businesses which historically have similar economics.

The General Indemnity Group includes both distribution and underwriting capabilities as set forth below.

National Platform Licensed in 50 States and D.C.

2016, at acquisition
Today

Distribution

- National distribution platform specializing in commercial and contract surety

EZ Surety Bonds

Surety Support Services, Inc.

SOUTH COAST SURETY Insurance Services LLC

breezeway

Underwriting

- 30 year history in providing surety bonds with historically low loss ratios
- Focuses on short tailed commercial lines of business with recourse to the principal, resulting in historically lower loss ratios than P&C insurers
- Low average premium per policy with a high policy count

UNITED CASUALTY & SURETY INSURANCE COMPANY

Highlights

$36M	$23.9M	A-	U.S.	51 Licenses
General Indemnity capital invested to date	Capital and surplus	A.M. Best rated insurance carrier	Treasury Listing	Licensed in all 50 states and D.C.

Broadband Services

On March 10, 2020, AireBeam acquired substantially all the business assets of FibAire, a rural broadband internet provider. AireBeam provides over 7,000 subscribers in communities in southern Arizona with a high speed fixed wireless internet service and is building an all fiber-to-the-home network in select Arizona markets. AireBeam currently operates in certain underserved Arizona communities that need higher speed and greater internet capacity. We acquired AireBeam for $12.3 million in cash and issued to FibAire’s co-founder and chief executive, 10% of the equity in the newly formed entity. On December 29, 2020, FIF Utah acquired substantially all of the business assets of UBB, a rural broadband internet provider. UBB provides high-speed internet to over 10,000 subscribers in Salt Lake City, Park City, Ogden, Provo and surrounding communities. We acquired UBB for $21.3 million in cash and issued to Alpine Networks, Inc., UBB’s member, 20% of the equity in the newly formed entity. Mr. McGhie, the president of Alpine Networks, Inc. will serve as president of FIF Utah.

Below is a breakdown of Boston Omaha’s revenue mix for the year ended December 31, 2020.

2020A Consolidated Revenue of $45.7 Million

1.	Includes revenues from premiums earned, insurance commissions and investment and other income earned at GIG and its subsidiaries.
2.	Includes financials for AireBeam from acquisition close on 3/10/20 and for Utah Broadband from acquisition close on 12/29/20.

Minority Investments

Since 2015, we have made minority investments in several different industries.

●

In October 2020, our subsidiary BOC Yellowstone LLC, which we refer to as “BOC Yellowstone,” served as sponsor for the underwritten initial public offering of a special purpose acquisition company named Yellowstone Acquisition Company, which we refer to as “Yellowstone.”  Yellowstone sold in its public offering 13,598,898 units at a price of $10.00 per unit, each unit consisting of one share of Class A common stock and a redeemable warrant to purchase one-half of a share of Class A common stock at an exercise price of $11.50 per share. Between August and November 2020, we invested, through BOC Yellowstone, approximately $7.8 million through the purchase of 3,399,724 shares of Class B common stock and 7,719,779 non-redeemable private placement warrants, each warrant entitling us to purchase one share of Class A common stock at $11.50 per share. BOC Yellowstone as the sponsor of Yellowstone and under the terms of the public offering, owns approximately 20% of the issued and outstanding common stock prior to any business combination. The purpose of the offering is to pursue a business combination in an industry other than the three industries in which we currently own and operate businesses: outdoor advertising, surety insurance and broadband services businesses. Yellowstone allows us to pursue a minority interest in larger companies in other industries without diluting the equity interests of our Boston Omaha shareholders. Yellowstone is currently focusing on acquisition candidates in the homebuilding, home materials, financial services and commercial real estate management industries but is also able to pursue acquisition opportunities in other industries.

●

In May 2018, we invested, through one of our subsidiaries, approximately $19 million through the purchase of common stock of CB&T Holding Corporation, which we refer to as "CB&T," the privately-held parent company of Crescent Bank & Trust, Inc., which we refer to as “Crescent.” We currently own approximately 15% of Crescent. Crescent is located in New Orleans and generates the majority of its revenues from indirect subprime automobile lending across the United States.

●

In December 2017, we invested $10 million in common stock of Dream Finders Holdings LLC, which we refer to as “DFH,” the parent company of Dream Finders Homes, LLC, a national home builder with operations in Colorado, Florida, Georgia, Maryland, South Carolina, Texas and northern Virginia. We currently own approximately 5.2% of DFH, which effected an initial public offering in January 2021. In addition to its homebuilding operations, DFH's subsidiaries provide mortgage loan origination and title insurance services to homebuyers. In May 2019, we invested, through one of our subsidiaries, an additional $12 million in DFH through the purchase of preferred units. In 2020, DFH redeemed all of the preferred units together with a mandatory preferred return of at least 14% per annum on such preferred units. In October 2020, we loaned $20 million to DFH to allow it to finance an acquisition. This loan has been repaid in full.

●

Since September 2015, we have made a series of investments in commercial real estate, a commercial real estate management, brokerage and related services business as well as an asset management business. Through investments totaling $583,830, we currently own 30% of Logic Real Estate Companies LLC, which we refer to as “Logic,” and through investments totaling $168,805, we currently own approximately 49.9% of 24th Street Holding Company, LLC, both directly and indirectly through our ownership in Logic. Since its inception, we have invested $6,000,000 in 24th Street Fund I, LLC and 24th Street Fund II, LLC, funds which are managed by 24th Street Asset Management LLC and which will focus on opportunities within secured lending and direct investments in commercial real estate.

Additional Opportunities for Growth

In addition to our activities in outdoor billboards, surety insurance, broadband services and the various industries in which we have made minority investments, we will also consider other industries which offer the potential for predictable and attractive returns on invested capital. We expect to continue to be opportunistic in exploring other opportunities which meet our investment criteria.

Our objective is to grow intrinsic value per share at an attractive rate by retaining capital to reinvest in the productive capabilities of our current subsidiaries, make opportunistic investments, and/or invest in new, anticipated durable earnings streams. Each of these options for capital will be compared to one another on a regular basis, and capital will be deployed according to our management’s judgment as to where it believes allocated capital has the potential to achieve the best long-term return.

We have successfully executed on growing our book value per share from $7.48 in June 2015 to $14.79 as of December 31, 2020. Our book value at December 31, 2020 does not include the current market value of our equity stake in DFH as DFH’s shares did not publicly trade until January 2021. At March 29, 2021, the closing price for DFH Class A common stock was $22.58 per share, and the value of our 4,681,099 shares as of that date was $105,699,215. In addition, our UCS subsidiary purchased 120,000 shares of Class A common stock in DFH’s initial public offering at a price of $13.00 per share, and the value of these shares as of March 29, 2021 was $2,709,600. The shares we acquired prior to DFH’s initial public offering were unregistered, are subject to a lock-up which expires on July 19, 2021, and are restricted securities subject to volume trading limitations under Rule 144.

Industry Background

The following provides general industry information with respect to each of the industries in which we operate:

Outdoor Billboard Advertising.  We currently own and operate approximately 3,200 outdoor billboard structures in the Southeast and Midwest United States containing approximately 6,000 advertising faces, of which over 60 are digital displays. In addition, we hold options to build additional billboards in a few of these states. Over 95% of our billboards reside on leased parcels of property. We do not operate any billboards in airports, railways or other mass transit facilities. The site lease terms generally range from one to 20 years and often come with renewal options. Many of our leases contain options to extend the lease so as to allow continuous operation for many years or exist in areas where we believe that regulations make it probable a new lease will be signed prior to expiration on similar economic terms to existing leases. Billboards are large, advertising structures consisting of panels on which advertising copy is displayed. On traditional billboards, the customer’s advertising copy is printed with computer-generated graphics on a single sheet of vinyl and wrapped around the billboard structure.  Billboards are usually located on major highways and target vehicular traffic. Advertising contracts are typically short-term to medium-term (e.g., one month to three years). In addition to the traditional displays described above, we also have digital ad displays which generally come with shorter-term ad contracts (one to twelve months). Outdoor billboards were estimated as a $4.7 billion market in the U.S. in 2020 based on industry trade journals.  Other outdoor advertising solutions, including street furniture (for example, bus shelters and benches), transit and other new alternative advertising signs at sports stadiums, malls, airports and other locations account for approximately an additional estimated $1.4 billion in revenues in 2020 according to industry sources. There is no concentration of industries to which we lease billboard space.

Below is a breakdown of the U.S. billboard market derived from information published by the Out of Home Advertising Association of America and public company filings. Based on industry information, we believe we are currently the sixth largest owner of outdoor billboards in the United States. Note that the data included in the chart only reflect OOH revenue attributable to billboards. Independent operators represent a large portion of the U.S. billboard market, providing significant potential tuck-in acquisition opportunities for us if we can successfully acquire these companies.

Source: Out of Home Advertising Association of America, Inc. (“OAAA”)

1. Represents 2020 U.S. Billboard Market Share with only OOH revenues attributable to billboards per the OAAA.

Insurance Services.  Suretyship insurance occurs when one party guarantees payment or performance by another party for an obligation or undertaking.  Many obligations are guaranteed through surety bonds. Common types of surety bonds include commercial surety bonds and contract surety bonds.  Suretyship is an integral part of the functioning of government and commerce. In many complex endeavors involving risk, a need exists to have a third party assure the performance or obligations of one party to another party. Surety companies are the “third parties” that provide such assurances in return for premium payments.  Surety bonds are provided in government bidding and contracting processes as well as for individuals obtaining various government licenses and for individuals and businesses entering into apartment and office lease rentals.  Various types of bonds are designed to insure that when a contractor bids on a project, and is awarded the project, the project is completed for the amount of the bid and per the terms of the contract, and the contractor pays its subcontractors and suppliers.

Surety bonds are regulated by state insurance departments. Surety insurance companies operate on a different business model than traditional casualty insurance. Surety is designed to prevent a loss.  Though some losses do occur, surety premiums do not contain large provisions for loss payment. The surety takes only those risks which its underwriting experience indicates are reasonable to assume based on its underlying experience. This service is for qualified individuals or businesses whose affairs require a guarantor.  The surety views its underwriting as a form of credit, much like a lending arrangement, and places its emphasis on the qualifications of the prime contractor or subcontractor to fulfill its obligations successfully, examining the contractor’s credit history, financial strength, experience, work in progress and management capability. After the surety assesses such factors, it makes a determination as to the appropriateness and the amount, if any, of surety credit.

Surety insurers are highly regulated and scrutinized, through legal requirements for regular financial, market conduct and operational audits, and other means, in order to conduct business in the estimated $6.9 billion surety market, based on 2020 industry reports. Most surety companies, in turn, distribute surety bonds through licensed surety bond producers, licensed business professionals who have specialized knowledge of surety products, the surety market, and the business strategies and underwriting differences among sureties. A bond producer can serve as an objective, external resource for evaluating a construction firm’s capabilities and, where necessary, can suggest improvements to help the construction firm meet a surety company’s underwriting requirements.  Bond producers compete based on their experience, reputation, and ability to issue bonds on behalf of sureties. In addition to acquiring UCS, we have acquired four surety brokerage firms, The Warnock Agency, Inc., which we refer to as “Warnock,” Surety Support Services, Inc., which we refer to as “SSS,” Freestate Bonds, Inc., which we refer to as “Freestate,” and South Coast Surety Insurance Services, LLC, which we refer to as “SCS.” UCS and these brokerage firms provide us with both premium and commission revenue streams.

Broadband Services. Our AireBeam and FIF Utah businesses provide fiber network coverage to homes, businesses and community organizations in Southern Arizona and throughout the Wasatch Range in Utah. Driven by the rising demand for higher bandwidth and faster speed connections for a variety of industrial and residential purposes, fiber optic transmission is becoming more and more common in modern society. Fiber optic cables have a much greater bandwidth than metal cables. The amount of information that can be transmitted per unit time of fiber over other transmission media is its most significant advantage.  Also, an optical fiber offers low power loss, which allows for longer transmission distances. Fiber optic is generally less susceptible to electromagnetic interference, has greater capacity and weighs less than traditional metal wire connections.  Also, fiber optic is made of glass, which can provide certain cost advantages over traditional copper wire. However, optical fiber is more difficult and expensive to install than copper wire and special equipment is required to test optical fiber. Fiber optic is also highly susceptible to becoming cut or damaged during installation or construction activities.

Acquisitions and Investments

Since present management took over in February 2015, we have engaged in acquisitions and minority investments in outdoor billboard advertising, surety insurance, a broadband service provider, commercial real estate services, homebuilding and a bank holding company as well as a limited amount of purchases of publicly traded securities. Our strategy focuses on investing in companies and lines of business that have consistently demonstrated earnings power over time, with attractive pre-tax historical returns on tangible equity capital, and that we believe are available at a reasonable price.  Under present management, our acquisitions and operations have been funded by equity investments, including our 2017 public offering, our two “at the market” offerings and our 2020 public offering pursuant to our prior shelf registration statement, private placements, and debt conversions totaling approximately $423,648,471. In addition, in August 2019, our Link subsidiary entered into a bank term loan and revolving credit agreement under which Link and its subsidiaries borrowed $23,560,000 secured by the assets of Link and its subsidiaries and may borrow additional sums under the agreement’s existing revolving loan facility.

We have used a portion of these proceeds from these financings to acquire outdoor billboard assets in Alabama, Florida, Georgia, Illinois, Iowa, Kansas, Missouri, Nebraska, Nevada, Virginia, West Virginia and Wisconsin. We expect to continue to seek additional acquisitions in OOH when they can be made at what we believe to be attractive prices relative to other opportunities generally available to us. We believe the billboard business offers the potential to provide a durable and growing cash flow stream over time.  In addition, we believe multiple opportunities could exist in time for the industry at large including but not limited to: supply limitations, demand growth, opportunity to convert static billboard faces to digital applications when the economics are favorable, opportunity to purchase perpetual easements or land underneath our structures, and the low relative cost per impression of the advertising medium.

We have also used the proceeds of these financings to organize GIG and to complete the acquisitions of Warnock, SSS, Freestate, and SCS, all surety insurance brokerage firms, and to complete the acquisition of UCS, a surety insurance company.

In March 2020, we acquired substantially all of the assets of a broadband service provider located in Arizona, and in December 2020, we acquired substantially all of the assets of a broadband service provider located in Utah. We provide broadband services to over 7,000 customers located in southern Arizona and over 10,000 customers along the Wasatch range in Utah and hope to continue to expand these businesses in other locations in Arizona, Utah and other locales. In addition, we have entered into arrangements with a real estate developer in Florida to provide broadband services to a new community being constructed and intend to seek similar opportunities with real estate developers to provide broadband services to new communities.

Since 2015, we have also made minority investments in several businesses. To date, we have invested an aggregate of $19 million in the parent company of Crescent, a bank providing retail and business banking services in the subprime automobile lending market. We have also invested $22 million in preferred and non-voting common stock in DFH, a national homebuilder that also provides related services, and we have also made an investment of approximately $400,000 in Logic, a commercial real estate management services company headquartered in Las Vegas, Nevada that also manages a related real estate asset management company and $6.0 million in two investment funds managed by Logic. We have also invested in a Nevada company that invests in commercial retail centers and two residential real estate development projects in Colorado. In addition, from time to time, we invest a portion of our available cash in public equity securities and short-term debt securities.

We source acquisitions both internally via phone calls, research or mailings, business relationships developed over time and also by receipt of target acquisition opportunities from a number of brokers and other professionals. We believe each of these proposed acquisitions is consistent with our growth strategy, but there can be no assurance that we will consummate acquisitions pursuant to our letters of intent or acquire any additional billboard assets, surety brokerage firms or minority investments in any other businesses. Furthermore, our acquisitions are subject to a number of risks and uncertainties, including as to when, whether and to what extent the anticipated benefits and cost savings of a particular acquisition will be realized. We are also seeking opportunities to acquire other businesses or a significant interest in existing businesses. We look to acquire businesses in their entirety that have consistently demonstrated earnings power over time, with attractive pretax historical returns on tangible equity capital, and that are available at a reasonable price.  However, we may consider minority positions and stock issuances when the economics are favorable. In certain circumstances, we may enter lines of business directly when the opportunities and economics of doing so are favorable in comparison to acquisitions.

In addition to our existing business lines, we are actively reviewing opportunities to acquire businesses in new fields which we believe have: (i) the potential to provide durable revenues; (ii) durable economics with a focus on low cost producers; (iii) demonstrated earnings power and recurring cash flows; (iv) attractive returns on tangible equity capital; (v) minimal or no assumed debt and (vi) broad customer bases and where ideally the target's business benefits from some business, legal or financial barriers to entry from future competitors.

Business Strategy

Outdoor Billboard Advertising.  We seek to capitalize on our growing network and diversified geographical and product mix to grow revenues. We believe the outdoor advertising business offers attractive industry fundamentals which we hope to utilize and leverage as we plan to continue to grow our presence in the United States.  We hope that our growing presence will be a compelling tool in identifying and attracting both local and national advertisers.  We work with our customers to enable them to better understand how our billboards can successfully reach their target audiences and promote their advertising campaigns.  Our long-term strategy for our outdoor advertising businesses includes pursuing digital display opportunities where appropriate, while simultaneously utilizing traditional methods of displaying outdoor advertisements, and with a goal of consolidating fragmented markets where applicable. We believe our history of acquisitions provides us a greater level of brand name recognition within the industry which will allow us the opportunity to source future potential acquisitions.

Digital displays offer the opportunity to link electronic displays through centralized computer systems to instantaneously and simultaneously change advertising copy on a large number of displays. The ability to change copy by time of day and quickly change messaging based on advertisers’ needs creates additional flexibility for our customers. However, digital displays require more capital to construct compared to traditional bulletins and increase the supply of advertising faces in a market. We currently deploy over 60 digital billboards.

Our local production staffs provide many of our customers a range of services required to create and install advertising copy.  Production work includes creating the advertising copy design and layout, coordinating its printing with outside printing firms and installing the copy on the billboard face.  We provide creative services to smaller advertisers and to advertisers not represented by advertising agencies.  National advertisers often use preprinted designs that require only installation.  Our creative and production personnel typically develop new designs or adapt copy from other media for use on our inventory.  Our creative staff also can assist in the development of marketing presentations, demonstrations, and strategies to attract new clients.

We typically own the physical structures on which our clients’ advertising copy is displayed. We acquire new structures from third parties on sites we either lease or own or for which we have acquired permanent easements. We generally have limited or no responsibility to maintain the land on which the billboard is sited. The site lease terms generally range from one to 20 years and often come with renewal options or exist in areas where we believe that regulations make it probable a new lease will be signed prior to expiration on similar economic terms to existing leases.  In addition to the site lease, we must obtain a permit to build and operate the sign. Permits are typically issued in perpetuity by the state or local government and typically are transferable or renewable for a minimal, or no, fee.  Bulletin and poster advertising copy is generally printed with computer generated graphics on a single sheet of vinyl. These advertisements are then transported to the site and wrapped around the face of the structure. Our billboard lease costs in 2020 and 2019 were $6,119,523 and $6,238,827, respectively.

Insurance Operations. UCS has specialized in providing surety bonds since 1989. UCS is an authorized insurance carrier rated A- (“Excellent”) by A.M. Best and is approved by the United States Department of the Treasury (570 Circular). UCS is currently licensed to conduct business in all 50 states and the District of Columbia. In addition to issuing traditional construction bonds for contractors and subcontractors, UCS offers a wide array of miscellaneous, license and permit bonds that protect consumers from the business activities of our customers or provide assurance to counterparties that our insureds will fulfill licensure requirements or faithfully remit monies owed.  We also operate SCS and Warnock, brokers with clients nationwide, and SSS, another surety insurance brokerage with clients concentrated in several Midwestern states. Due to the impact of the COVID-19 pandemic on the rental market, we have suspended the sale of lease rental bonds insuring landlords and we expect that this suspension will have a material impact on our revenues for GIG. Management is currently reevaluating whether and how we may continue to serve this market in light of such anticipated revenue loss.

We seek to reduce our risk by limiting policy amounts, following extensive underwriting processes, reviewing dashboards of critical metrics, and purchasing reinsurance coverage. Our underwriting process considers a number of factors, including the financial health of the customer, the customer’s operating history, the type of obligation, the geographic territory where the contract is being issued, the language of the bond and the subject contract, and, if appropriate, a customer’s pledge of collateral to reduce the risk in the event of a default. Historically, claims on surety bonds are limited by the extensive underwriting analysis undertaken before a risk is agreed to, forms of security provided upon the bond’s issuance, and by the legal ability to pursue the customer obtaining the surety bond for recovery of amounts paid due to a claim. A surety’s right of indemnification contrasts with property and casualty, or life insurance coverages, where no such recovery right exists. Unlike other insurance, surety insurance losses are commonly limited by the indemnity obligations of the insured, collateral provided by the insured at the time of issuance, or the insurance company’s contractual right to uncollected funds from construction projects on which it has issued a bond and steps in for the insured.

Broadband Services. AireBeam and FIF Utah operate in several underserved communities in Arizona and Utah that need higher speed and greater internet capacity. Our strategy is to enter the rural broadband business as we expect many more communities to demand increasingly more bandwidth to their homes and businesses than their current service offering can reliably provide. Within certain markets, we believe that fiber-to-the-home has the potential to be a long-lived asset that fits into our objective to invest in what we believe are durable businesses that have the potential to achieve favorable after-tax returns on invested capital. Recent studies suggest that approximately 75 million homes in the United States lack all-fiber connectivity. We believe that the combination of the rural broadband business models of FibAire and UBB we acquired, together with our stronger balance sheet provides a competitive platform to bring fiber-to-the-home to additional communities in Arizona, Utah and other similarly situated communities in other states. We believe that the fiber-to-the-home market shares similar qualities with our billboard and surety insurance markets in providing a diversified customer base in markets which impose some obstacles to competitors. We also believe that many broadband systems are owned by a significant number of small operators which may be interested in being acquired, providing us the potential for future growth in the broadband internet provider market.

Corporate Information

Our principal executive offices are located at 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, and our telephone number is (857) 256-0079. Our website address is www.bostonomaha.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. These risks include, but are not limited to, the following:

Risks Related To Acquisitions and Operations of Our Business

●	We have incurred losses from operations since inception and we anticipate that we will continue to incur losses for the foreseeable future;
●	We may be unable to identify and successfully complete acquisitions and, even if acquisitions are identified and completed, we may fail to successfully operate acquired properties;
●

Our business strategy relies on the successful acquisition and integration of diverse companies and operations, and expansion of current business lines or entering into new industries could negatively impact our operating income;

●

As we enter new business segments, members of our senior management may have limited or no experience in the industries we operate, and we will be reliant on key personnel. The departure of any of our key personnel could materially and adversely affect us; and

●	The continuing impact of the COVID-19 pandemic could result in increased claims made against our surety insurance bond business and reduce demand for our other services.

Risks Related to Our Indebtedness

●	Our ability to borrow may be limited in case of adverse changes within the credit market; and
●	Any failure in the future to comply with the covenants set forth in our Credit Agreement could result in the loan balance immediately due and payable;

Risks Related to Access to Capital and Raising Additional Capital

●

We may not be able to generate sufficient cash to service all of our operations and may be forced to take actions to fund our operations such as debt financing, refinancing current indebtedness, or future equity issuances of our capital stock, any or all of which may not be successful; and

●	We may raise additional equity capital through additional public or private placements, any of which could substantially dilute your investment.

Risks Related to Ownership of Our Securities

●	The market price and trading volume of our common stock may be volatile and negatively impacted by broad market fluctuations;
●

Following this offering, and assuming no exercise of the underwriters' option to purchase additional shares, up to 5,587,768 shares of our Class A common stock have certain demand and piggyback registration rights;

●

Provisions of our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, as a result, depress the trading price of our common stock;

●

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented;

●

We do not intend to pay dividends on our common stock and, consequently, the ability of investors to achieve a return on their investment will depend on appreciation in the price of our common stock; and

●	Our investments in securities of other companies involve a substantial degree of risk.

Regulatory Risks

●

Dependent on the price of certain publicly-traded securities we currently hold, including our ownership of DFH Class A common stock, we could become subject to registration and regulation under the Investment Company Act of 1940, as amended;

●

Our business segments are subject to complex federal, state and local laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations or expose us to significant liabilities; and

●	Changes in laws or regulations governing our operations or our failure to comply with those laws or regulations may affect us.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter.

THE OFFERING

Class A Common Stock Offered by Us	2,000,000 shares of our Class A common stock.

Class A Common Stock Offered by the Selling Stockholders	1,150,000 shares of our Class A common stock.

Public Offering Price	$ per share

Common Stock to be Outstanding Immediately After this Offering

28,175,555 shares of our Class A common stock (28,475,555 shares of Class A common stock if the underwriters exercise the option discussed below in full) and 1,055,560 shares of our Class B common stock.

Option to Purchase Additional Shares

We and the selling stockholders have granted the underwriters an option to purchase up to an additional 472,500 shares of Class A common stock, consisting of 300,000 shares from us and 172,500 shares from the selling stockholders, at the Public Offering Price less underwriting discounts and commissions. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the data of this prospectus supplement.

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $            million, or approximately $            million if the underwriters exercise their option to purchase additional shares from us in full. We currently intend to use the net proceeds of this offering to fund the expansion of our fiber-to-the-home broadband telecommunication business, to grow our Link billboard business through the acquisition of additional billboard businesses, and for general corporate purposes. While we currently have no binding agreements for any material acquisitions at this time, we may use a portion of the net proceeds for these purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds from this offering. In addition, in March 2020 we announced the implementation of a stock buyback plan. While no shares have been repurchased under the plan to date, proceeds from this offering may be used to fund such repurchases under the plan if stock prices are at a level we deem attractive. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page S- 20 of this prospectus supplement and under similar headings in the accompanying prospectus and the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NASDAQ Capital Market Symbol	Our Class A common stock is listed on The NASDAQ Capital Market under the symbol “BOMN.”

Voting Rights

Each holder of our Class A common stock is entitled to one vote per share on all matters to be voted on by stockholders. Each holder of our Class B common stock is entitled to 10 votes per share on all matters to be voted on by our stockholders. In addition, see “Special Provisions Regarding our Class B Common Stock” under the heading “Description of Capital Stock” on page S-23 of this prospectus supplement with respect to certain actions which require the consent of both of our Class B Directors elected by Magnolia and Boulderado.

The number of shares of our Class A common stock to be outstanding after this offering is based on 26,175,555 shares of Class A common stock outstanding as of March 25, 2021. The summary above does not give effect to the exercise of outstanding warrants to purchase 104,772 shares of our Class B common stock and 784 shares of our Class A common stock, at exercise prices ranging from $8.00 to $10.00 per share.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise by the underwriters of their option to purchase additional shares of our Class A common stock.

Summary Historical Consolidated Financial Information

The following table sets forth our summary historical consolidated financial information for the periods indicated. We have derived the summary financial information for each of the years ended December 31, 2019 and December 31, 2020 from our audited consolidated financial statements. The audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 are incorporated by reference herein. This summary financial information should be read in conjunction with the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation by Reference.”

	For the Years Ended
	December 31,
	2020	2019

Statement of Operations Data:
Revenues:
Billboard rentals, net	$28,260,964	$28,429,167
Broadband services	3,836,537	-
Premiums earned	11,723,886	10,944,313
Insurance commissions	1,494,379	1,567,331
Investment and other income	427,697	448,327

Total Revenues	45,743,463	41,389,138

Costs and Expenses:

Cost of billboard revenues (exclusive of depreciation and amortization)	11,272,349	11,321,149
Cost of broadband revenues (exclusive of depreciation and amortization)	546,106	-
Cost of insurance revenues (exclusive of depreciation and amortization)	6,690,203	6,290,218
Employee costs	13,041,388	11,945,895
Professional fees	3,530,278	3,664,370
General and administrative	6,283,582	6,346,698
Amortization	3,987,003	10,471,973
Depreciation	3,704,700	3,102,168
Loss on disposition of assets	199,555	223,890
Bad debt expense	373,649	299,881
Accretion	140,704	134,992

Total Costs and Expenses	49,769,517	53,801,234

Net Loss from Operations	(4,026,054)	(12,412,096)

Other Income (Expense):
Interest income	1,661,680	3,198,527
Dividend income	1,074,539	710,169
Equity in income of unconsolidated affiliates	5,187,159	479,366
Unrealized (loss) gain on securities	(8,260,941)	6,273,337
Gain on disposition of investments	5,701,909	572,181
Interest expense	(841,828)	(302,749)

Net Income (Loss) Before Income Taxes	496,464	(1,481,265)
Income Tax (Provision) Benefit	-	-

Net Income (Loss)	496,464	(1,481,265)
Non-controlling interest in subsidiary income	(40,681)	(5,658)

Net Income (Loss) Attributable to Common Stockholders	$455,783	$(1,486,923)

Basic and Diluted Net Loss per Share	$0.02	$(0.07)

Basic and Diluted Weighted Average Class A and Class B Common Shares Outstanding	25,738,225	22,778,405

Balance Sheet Data:
Total Unrestricted Cash & Investments (1)	$145,348,205	$147,345,640
Total Assets	509,653,885	436,908,210
Total Debt	23,057,650	18,060,000
Total Liabilities	100,459,787	89,937,167
Total Non-controlling Interest	6,318,389	1,730,058
Total Stockholders' Equity	$402,875,709	$345,240,985

(1) Investments consist of U.S. treasury securities classified as trading securities and publicly traded equity securities.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and under the caption “Risk Factor Summary” and in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2020, together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or the SEC, that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include financing our existing business and operations, and expanding our business and operations through additional hires, strategic alliances and acquisitions. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Class A common stock.

The trading price of our Class A common stock has been, and is likely to continue to be, volatile and may fluctuate substantially, which could result in substantial losses for purchasers of our Class A common stock.

The trading price of our Class A common stock has been, and is likely to continue to be, volatile and is could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our Class A common stock has experienced an intra-day trading high of $49.92 per share and a low of $14.56 per share over the last 52 weeks. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. In addition, these fluctuations may be even more pronounced in the trading market for our stock during the period following a securities offering. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Any such litigation, if commenced, could result in substantial costs and a diversion of our management’s attention and resources.

If securities or industry analysts publishing research or reports about us, our business or our markets change their recommendations regarding our stock adversely or cease to publish research or reports about us, our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

You will incur immediate and substantial dilution.

Because the price per share of our Class A common stock being offered is greater than the net tangible book value per share of our Class A common stock, you will incur immediate substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase shares of Class A common stock in this offering.

The issuance of additional shares of our Class A common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Class A common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of our Class A common stock under Rule 144 could reduce the price of our Class A common stock and certain of our stockholders have the right to require the registration of up to 5,587,768 shares of our Class A common stock.

Sales of a substantial number of shares of our Class A common stock in the public market following this offering, or the perception in the market that the holders of a large number of shares intend to sell, could cause the market prices of our Class A common stock to decline. Substantially all of the shares of our Class A common stock, including the shares that we are selling in this offering, are available for resale in the public market immediately without restriction, other than any shares sold in this offering to affiliates of the Company. Immediately prior to this offering, 11,334,431 shares of our Class A common stock and 1,055,560 shares of our Class B common stock purchased by our affiliates prior to this offering are subject to certain restrictions and limitations set forth in Rule 144 of the Securities Act. Registration of the sale of these shares of our Class A common stock would permit their sale into the market immediately. In addition to the shares being sold by them in this offering, MBOC I and MBOC II have demand and piggyback registration rights with respect to an additional 6,437,768 unregistered shares of our Class A common stock pursuant to which the Company is obligated to register such shares. Investors in these partnerships may demand that we register these shares at any time, subject to limited exceptions. These registration rights continue until the earlier of March 31, 2033 or the date when an investor may resell all remaining shares of our Class A common stock under Rule 144 without further restriction. Upon registration of any of these shares for resale, or the sale of these unregistered securities pursuant to Rule 144, the market price of our Class A common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them.

Entities managed by Magnolia and Boulderado currently control all voting matters brought before our stockholders.

Currently, Magnolia Capital Fund, L.P. and Boulderado Partners, LLC collectively own all of our Class B common stock and entities managed by Magnolia and Boulderado Partners, LLC own a majority of our Class A common stock.  Our Co-Chief Executive Officer, Adam K. Peterson, manages Magnolia and our Co-Chief Executive Officer, Alex B. Rozek, manages Boulderado Partners, LLC. As a result, Mr. Peterson and entities managed by Magnolia together, prior to this offering, control 42.4% of the aggregate voting power, and Mr. Rozek and entities managed by Boulderado together control 17.5% of the aggregate voting power. Moreover, it is possible that entities managed by Boulderado and Magnolia may increase their ownership in us if we sell additional shares of stock to them in connection with any future capital raise we may conduct. Also, each share of Class B common stock is entitled to cast 10 votes for all matters on which our stockholders vote, while each share of Class A common stock is entitled to cast only one vote. For the foreseeable future, entities managed by Magnolia and Boulderado will likely continue to control virtually all matters submitted to stockholders for a vote; may elect all of our directors; and, as a result, may control our management, policies, and operations. Our other stockholders will not have voting control over our actions, including the determination of other industries and markets that we may enter.

The interests of the entities managed by Magnolia and Boulderado may not coincide with the interests of other holders of our Class A common stock. The entities managed by Magnolia and Boulderado are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. The entities managed by Magnolia and Boulderado may also pursue, for their own managers’ or members’ accounts, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as each of Magnolia Capital Fund, L.P. and Boulderado Partners, LLC continue to own our Class B common stock or entities managed by Magnolia and Boulderado own a majority of our outstanding Class A common stock, they will continue to be able to strongly influence or effectively control our decisions, including potential mergers or acquisitions, asset sales and other significant corporate transactions.

Certain actions cannot be taken without the approval of Magnolia and Boulderado due to their ownership of Class B common stock.

Entities controlled by Magnolia and Boulderado, the holders of record of the shares of Class B common stock, exclusively and as a separate class, are entitled to elect two directors to our Board of Directors, which we refer to as the “Class B Directors,” which number of Class B Directors may be reduced pursuant to the terms and conditions of the Amended and Restated Voting and First Refusal Agreement between Magnolia and Boulderado entered into on June 19, 2015, which we refer to as the "Amended and Restated Voting and First Refusal Agreement." Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

At any time when shares of Class B common stock are outstanding, we may not, without the affirmative vote of both of the Class B Directors:

●

Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the Class B common stock.

●	Liquidate, dissolve or wind-up our business, effect any merger or consolidation or any other deemed liquidation event or consent to any of the foregoing.

●

Create, or authorize the creation of, or issue any shares of any additional class or series of capital stock or issue additional shares of Class B common stock, or increase the authorized number of shares of any additional class or series of capital stock.

●	Increase or decrease the authorized number of directors constituting the Board of Directors.

●	Hire, terminate, change the compensation of, or amend the employment agreements of, our executive officers.

●	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock.

●

Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if our aggregate indebtedness for borrowed money following such action would exceed $10,000, or guarantee any indebtedness except for our own trade accounts arising in the ordinary course of business.

●	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director.

●

Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by us or permit any direct or indirect subsidiary to sell, lease, or otherwise dispose of all or substantially all of the assets of any subsidiary.

●	Change our principal business, enter new lines of business, or exit the current lines of business.

●	Enter into any agreement involving the payment, contribution, or assignment by us or to us of money or assets greater than $10,000.

●

Enter into or be a party to any transaction outside of the ordinary course of business with any of our directors, officers, or employees or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person or entity.

●	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

Because we do not intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain with respect to your investment for the foreseeable future. In addition, state insurance regulators will limit the amount of dividends, if any, we can draw from our UCS insurance operations. In addition, Link’s loan credit facility limits its ability to issue cash dividends to us during any period in which it is in default of any loan covenant.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,000,000 shares of our Class A common stock in this offering sold by us will be approximately $           million (or approximately $           million if the underwriters exercise in full their option to purchase 300,000 additional shares available for sale by us), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholders. See the section titled “Selling Stockholders” for additional information.

We intend to use the net proceeds we receive from this offering for general corporate purposes. In particular, we currently intend to use the net proceeds of this offering to fund the expansion of our fiber-to-the-home broadband telecommunication business and to grow our Link billboard business through the acquisition of additional billboard businesses, among other general corporate purposes. While we currently have no binding agreements to enter into any material acquisitions at this time, we may use a portion of the net proceeds for these purposes. In addition, in March 2020 we announced the implementation of a stock buyback plan. While no shares have been repurchased under the plan to date, proceeds from this offering may be used to fund such repurchases under the plan if stock prices are at a level we deem attractive. The stock buyback plan expires at the end of the second quarter of 2021.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions and numerous factors, including the factors described under “Risk Factors.” As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the use of these proceeds may vary significantly depending on numerous factors, including the progress of our expansion efforts and acquisition activities, as well as any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of investment-grade, short-term, interest-bearing securities.

DILUTION

Purchasers of Class A common stock offered by this prospectus supplement will suffer immediate and substantial dilution.  Dilution is the amount by which the price paid by the purchasers of Class A common stock in this offering will exceed the net tangible book value per share of Class A common stock immediately after this offering. Our net tangible book value as of December 31, 2020 was approximately $234,055,000 or approximately $8.60 per share of Class A common stock and Class B common stock. Net tangible book value per share represents our total assets, excluding goodwill, and intangibles, less total liabilities and redeemable non-controlling interests, divided by the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2020.

After giving effect to the issuance and sale by us of 2,000,000 shares of Class A common stock in this offering at the offering price of $           per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been $           million, or $           per share of Class A common stock and Class B common stock. This amount represents an immediate increase in as adjusted net tangible book value of $           per share of Class A common stock and Class B common stock to our existing stockholders and an immediate dilution in net tangible book value of $           per share of Class A common stock to new investors purchasing shares of Class A common stock in this offering. The following table illustrates this per share dilution:

Public offering price per share		$
Net tangible book value per share as of December 31, 2020	$8.60
Increase in as adjusted net tangible book value per share attributable to this offering
Pro forma net tangible book value per share as of December 31, 2020, after giving effect to this offering
Dilution per share to new investors purchasing shares in this offering		$

If the underwriters exercise in full their option to purchase 300,000 additional shares of Class A common stock from us at the public offering price of $           per share, our as adjusted net tangible book value per share at December 31, 2020, after giving effect to this offering, would have been $  per share of Class A common stock and Class B common stock.

The information above and in the foregoing table is based upon 26,175,555 shares of our Class A common stock and 1,055,560 shares of our Class B common stock outstanding as of March 25, 2021. The information above and in the foregoing table does not give effect to the exercise of outstanding warrants to purchase 104,772 shares of our Class B common stock and 784 shares of our Class A common stock, at exercise prices ranging from $8.00 to $10.00 per share. We do not currently have a stock option or similar equity plan and have no plans to establish such a plan.

Furthermore, we may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding warrants are exercised or we issue additional shares of Class A common stock or other equity or equity-linked securities in the future, there may be further dilution to investors participating in this offering.

SELLING STOCKHOLDERS

This prospectus supplement relates to the offering for resale by the selling stockholders of 1,150,000 shares of our Class A common stock (or 1,322,500 shares, if the underwriters exercise in full their option to purchase additional shares of our Class A common stock from the selling stockholders).

The table below sets forth information with respect to the beneficial ownership of the securities by the selling stockholders as of March 15, 2021, before and after giving effect to this offering, as well as the number of securities that may be sold by the selling stockholders under this prospectus supplement. Beneficial ownership as set forth in the table below is based on 26,175,555 shares of our Class A common stock issued and outstanding as of March 15, 2021. To our knowledge, the selling stockholders have sole voting and investment power as to the shares shown, except as disclosed in this prospectus supplement. Mr. Rozek, our Co-Chairman and Co-Chief Executive Officer, retains voting and investment control over the share being sold by Boulderado Partners but has no beneficial interest in the shares being sold.

All information in the table below with respect to the selling stockholder has been derived from information provided to us by or on behalf of the selling stockholder. Information concerning the selling stockholder may change from time to time. Unless otherwise indicated, the address for each listed stockholder is: c/o Boston Omaha Corporation, 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102.

	Shares Beneficially Owned Before the Offering and After the Offering
	Shares Beneficially Owned Before the Offering (1)				Number of Shares Offered		Shares Beneficially Owned After the Offering Without Exercise of Underwriters’ Option				Additional Number of Shares To Be Sold in The Offering With Full Exercise of Underwriters’ Option		Shares Beneficially Owned After The Offering with Full Exercise of Underwriters’ Option(1)
	Class A		Class B		Class A	Class B	Class A		Class B		Class A	Class B	Class A		Class B
Selling Stockholder	Shares	%	Shares	%	Shares		Shares	%	Shares	%	Shares		Shares	%	Shares	%
MBOC I, LP(1)	7,960,095	30.4%	-	-	674,556	-	7,285,539	25.9%	-	-	136,895	-	7,148,644	25.1%	-	-
MBOC II, LP(2)	2,070,328	7.4%	-	-	175,444	-	1,894,884	6.7%	-	-	35,605	-	1,859,279	6.5%	-	-
Boulderado Partners, LLC(3)	515,151	2.0%	579,774	50.0%	300,000	-	215,151	0.8%	579,774	50.0%	-	-	215,151	0.8%	579,774	50.0%
Totals	10,545,574	39.8%	579,774	50.0%	1,150,000	-	9,395,574	33.4%	579,774	50.0%	172,500	-	9,223,074	32.4%	579,774	50.0%

(1) 658,134 of the shares to be sold by MBOC I, LP ("MBOC I") are to be sold for the benefit of a limited partner in MBOC I other than Adam K. Peterson and The Magnolia Group, LLC and Mr. Peterson and The Magnolia Group, LLC disclaim beneficial ownership over the shares to be sold. Mr. Peterson, as manager of The Magnolia Group, LLC, has a beneficial interest in the remaining 16,422 shares to be sold by MBOC I. Mr. Peterson is manager of The Magnolia Group, LLC, which is the general partner of MBOC I and retains voting control of all undistributed shares of MBOC I.

(2) 163,756 of the shares to be sold by MBOC II, LP ("MBOC II") are to be sold for the benefit of a limited partner in MBOC II other than Mr. Peterson and The Magnolia Group, LLC, and Mr. Peterson and The Magnolia Group, LLC disclaim beneficial ownership over the shares to be sold. Mr. Peterson, as manager of The Magnolia Group, LLC, has a beneficial interest in the remaining 11,688 shares to be sold by MBOC II. Shares held by MBOC II are voted by The Magnolia Group, LLC at the direction of 238 Plan Associates LLC as the limited partner of MBOC II, and 238 Plan Associates LLC may be deemed to have voting and dispositive power over such shares.

(3) Shares to be sold by Boulderado Partners, LLC are to be sold for the benefit of a member other than Mr. Rozek and Mr. Rozek disclaims beneficial ownership over the shares to be sold. Mr. Rozek serves as the manager of Boulderado Capital, LLC, the manager of Boulderado Partners, LLC, and retains voting control of all undistributed shares of Boulderado Partners, LLC. The shares of Class B common stock include warrants to purchase 51,994 shares of Class B common stock.

MBOC I and MBOC II were the investors in our 2018 private placement in which we sold 6,437,768 shares of our Class A common stock to these entities and another entity which subsequently transferred its shares to MBOC I and MBOC II. The Magnolia Group, LLC serves as the general partner of MBOC I and MBOC II and Mr. Peterson serves as the manager of Magnolia Group, LLC. Mr. Peterson serves as our co-chairman of the Board and co-chief executive officer. MBOC I and MBOC II have no other business relationship with us. Boulderado Partners, LLC is a private limited partnership managed by Alex B. Rozek, our other co-chairman of the Board and co-chief executive officer. Boulderado Partners, LLC has no other business relationship with us. For more information regarding our relationship with certain of the selling stockholders, see "Certain Relationships and Related Transactions" in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our Class A common stock and our Class B common stock, and related provisions of our certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our Class A common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits incorporated by reference in the registration statement of which this prospectus supplement forms a part.

General

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, of which 38,838,884 shares have been designated as Class A common stock and the remaining 1,161,116 shares as Class B common stock. In addition, we have authorized 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. As of March 25, 2021, 26,175,555 shares of our Class A common stock were outstanding and 1,055,560 shares of our Class B common stock were outstanding. All of our outstanding Class B common stock is held equally by Boulderado and Magnolia. Alex B. Rozek, one of our Co-Chief Executive Officers, is the manager of the limited liability company which controls the voting of the Class B common stock owned by Boulderado. Our other Co-Chief Executive Officer, Adam K. Peterson, is the manager of the limited liability company which controls the voting of the Class B common stock owned by Magnolia.

Our Class A common stock is identical to the Class B common stock with respect to all rights and privileges, except that (i) the Class B common stock is convertible into shares of Class A common stock at a 1:1 ratio; (ii) each share of Class B common stock is entitled to 10 votes in connection with stockholder votes, while each share of Class A common stock is entitled to one vote; (iii) two directors are elected exclusively by the holders of Class B common stock as a separate class as described below; and (iv) the Class B common stock has certain special voting provisions as described below.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our Class A common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and each holder of our Class B common stock is entitled to 10 votes for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that either our board of directors or the holders of at least a majority of the total voting power of the outstanding shares of our capital stock are expressly authorized to make, alter or repeal our bylaws.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our Class A common stock and Class B common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Registration Rights

In addition to the shares being sold by them in this offering, MBOC I, L.P. and MBOC II, L.P. have demand and piggyback registration rights with respect to an additional 6,437,768 unregistered shares of our Class A common stock pursuant to which the Company is obligated to register such shares. Investors in these partnerships may demand that we register the shares for their benefit at any time, subject to limited exceptions. These registration rights continue until the earlier of March 31, 2033 or the date when an investor may resell all remaining shares of our Class A common stock under Rule 144 without further restriction.

Other Rights

Neither our Class B common stock nor our Class A common stock has any preemptive rights, cumulative voting rights or redemption or sinking fund provisions.

Special Provisions Regarding our Class B Common Stock

The holders of record of the shares of Class B common stock, exclusively and as a separate class, shall be entitled to elect two directors to our board of directors, which number of Class B Directors may be reduced pursuant to the terms and conditions of the Amended and Restated Voting and First Refusal Agreement among the Company, Magnolia and Boulderado. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

At any time when shares of Class B common stock are outstanding, we may not, without the affirmative vote of all of the Class B Directors:

●

Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the Class B common stock.

●	Liquidate, dissolve or wind-up our business, effect any merger or consolidation or any other deemed liquidation event or consent to any of the foregoing.
●

Create, or authorize the creation of, or issue shares of any additional class or series of capital stock or issue additional shares of Class B common stock, or increase the authorized number of shares of any additional class or series of capital stock.

●	Increase or decrease the authorized number of directors constituting the board of directors.
●	Hire, terminate, change the compensation of, or amend the employment agreements of, our executive officers.
●	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock.
●

Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if our aggregate indebtedness for borrowed money following such action would exceed $10,000, or guarantee, any indebtedness except for our own trade accounts arising in the ordinary course of business.

●	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director.
●

Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by us or permit any direct or indirect subsidiary to sell, lease, or otherwise dispose of all or substantially all of the assets of any subsidiary.

●	Change our principal business, enter new lines of business, or exit the current line of business.
●	Enter into any agreement involving the payment, contribution, or assignment by us or to us of money or assets greater than $10,000.
●

Enter into or be a party to any transaction outside of the ordinary course of business with any of our directors, officers, or employees or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person or entity.

●	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

Composition of our Board of Directors

Our Board of Directors currently consists of seven members: Co-Chairmen Alex B. Rozek and Adam K. Peterson, along with Bradford B. Briner, Brendan J. Keating, Frank H. Kenan II, Jeffrey C. Royal and Vishnu Srinivasan.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors or by Magnolia, Boulderado, and their respective Affiliates (as defined in Rule 12b-2 of the Exchange Act) or any person who is an express assignee or designee of their respective rights (and such assignee’s or designee’s Affiliates), which we refer to as the “Magnolia/Boulderado Control Group,” prior to the date upon which the Magnolia/Boulderado Control Group ceases to have, in the aggregate, at least 35% of the votes that are entitled to be cast by holders of our then-outstanding shares of Class A and/or Class B common stock.

Stockholder Action by Written Consent

The Delaware General Corporation Law, which we refer to as the “DGCL,” permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. During such period of time as we remain a controlled company under NASDAQ rules, we intend to allow stockholders to take action by written consent in accordance with our bylaws. At such time as we no longer qualify as a controlled company, our bylaws will provide that stockholders will no longer be able to take action by written consent and will only be able to take action at a duly convened meeting of our stockholders.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

Removal of Directors; Vacancies

Our certificate of incorporation provides that, other than Class B Directors, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the total voting power of the outstanding shares of the capital stock of the Company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled by a majority of the directors then in office or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Delaware Anti-Takeover Statute

We have elected to be governed by Section 203 of the DGCL, an anti-takeover law, which we refer to as “Section 203.” This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will provide for indemnification of our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our Company and our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Amended and Restated Voting and First Refusal Agreement

Each of Boulderado and Magnolia agreed as part of the Amended and Restated Voting and First Refusal Agreement to elect as the Class B Directors each of Alex B. Rozek, as a nominee of Boulderado, and Adam K. Peterson, as a nominee of Magnolia. In the event of (a) the death of a Class B Director, (b) the incapacity of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of Boulderado or Magnolia, then the Class B stockholder which nominated such deceased or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in our certificate of incorporation. The Amended and Restated Voting and First Refusal Agreement also provides each of the Company and the other party to the Amended and Restated Voting Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

Listing

Our Class A common stock is listed on the NASDAQ Capital Market under the symbol “BOMN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Colonial Stock Transfer Company Inc.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not intend to pay cash dividends to holders of our Class A common stock in the foreseeable future. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends. The declaration and payment of any future dividends will be at the sole discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends, opportunity set for retained capital, and other considerations that our Board of Directors deems relevant. In addition, state insurance regulators will limit the amount of dividends, if any, we can draw from our UCS insurance operations. In addition, Link’s loan credit facility limits its ability to issue cash dividends to us during any period in which it is in default of any loan covenant. Our Board of Directors may decide, in its discretion, at any time, to modify or repeal the dividend policy or discontinue entirely the payment of dividends.

The ability of our Board of Directors to declare a dividend is also subject to limits imposed by Delaware corporate law. Under Delaware law, our Board of Directors and the boards of directors of our corporate subsidiaries incorporated in Delaware may declare dividends only to the extent of our “surplus,” which is defined as total assets at fair market value minus total liabilities, minus statutory capital, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. All of our subsidiaries are organized under Delaware law with the exception of UCS, which is a Nebraska corporation and subject to similar prohibitions under Nebraska law.

UNDERWRITING

We and the selling stockholders are offering the shares of Class A common stock described in this prospectus supplement through a number of underwriters. Wells Fargo Securities, LLC, which we refer to as “Wells Fargo,” is acting as the sole book running manager of the offering. We have entered into an underwriting agreement with the underwriters for whom Wells Fargo is acting as representative with respect to the Class A common stock being offered. Subject to the terms and conditions of the underwriting agreement, we and the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of our Class A common stock set forth next to its name in the following table.

Underwriter	Number of Shares
Wells Fargo Securities, LLC
Total	3,150,000

2,000,000 of the shares to be purchased by the underwriters will be purchased from us and the remaining 1,150,000 shares to be purchased by the underwriters will be purchased from the selling stockholders. The underwriters are committed to purchase all of the shares of Class A common stock offered by us and the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the shares of Class A common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

We and the selling stockholders have granted to the underwriters an option to purchase up to 472,500 additional shares of Class A common stock, consisting of 300,000 shares from us and 172,500 shares from the selling stockholders at the public offering price, less the underwriting discount, as set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our Class A common stock in proportion to their respective commitments set forth in the prior table.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $         per share. The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by the company and the selling stockholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 472,500 additional shares.

Paid by the Company	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Paid by the Selling Stockholders	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $400,000 and are payable by us.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on these websites is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

We and each of our directors and executive officers, and certain other stockholders, have agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo, we and they will not, during the period beginning on and including the date of this prospectus supplement through and including the date that is the 90th day after the date of this prospectus supplement, directly or indirectly:

i.

offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Class A common stock, Class B common stock, preferred stock or other capital stock (including, without limitation, common stock, preferred stock or such other capital stock that may deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option, warrant or other right to acquire) or any securities convertible into or exercisable or exchangeable for common stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition,

ii.

enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock, preferred stock or other capital stock,

iii.

in our case, file or cause the filing of any registration statement under the Securities Act of 1933, as amended (the “1933 Act”) with respect to any Class A common stock, Class B common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock or other capital stock, or

iv.

in the case of our directors, executive officers and certain other stockholders, make any demand for or exercise any right with respect to the registration under the 1933 Act, of any shares of Class A common stock, Class B common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Class A common stock, Class B common stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of common stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

In addition, notwithstanding the above restrictions, we may, without the prior written consent of Wells Fargo:

i.	issue securities to the underwriters pursuant to this offering,

ii.

issue shares, and options to purchase shares, of Class A common stock, Class B common stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan described herein, as those plans are in effect on the date of underwriting agreement,

iii.

issue shares of Class A common stock and Class B common stock pursuant to the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (ii) above, as those plans are in effect on the date of the underwriting agreement, or upon the exercise of warrants or convertible securities outstanding on the date of the underwriting agreement, as those warrants and convertible securities are in effect on the date of the underwriting agreement, and

iv.

issue shares of Class A common stock, Class B common stock or other equity securities in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or any acquisition of not less than a majority or controlling portion of the equity of another entity, provided that the aggregate number of shares of common stock or other equity securities issued pursuant to this clause (iv) shall not exceed ten percent of the total number of outstanding shares of Class A common stock immediately following the issuance and sale of the securities pursuant hereto, provided, however, that in the case of any issuance shares of Class A common stock pursuant in clause (iii) or in the case of any issuance of more than 100,000 shares of Class A common stock pursuant to clause (iv) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo a lock-up letter.

Notwithstanding the above, each of our directors, executive officers and such other stockholders may, without the prior written consent of Wells Fargo, transfer any common stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for common stock, preferred stock or other capital stock:

(1)	if the director, executive officer or such other stockholder is a natural person, and transfer is made as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the director’s, executive officer’s or such other stockholders' death, in each case to any member of their immediate family (“immediate family”, as used herein, means any relationship by blood, marriage or adoption not more remote than the first cousin), or as a bona fide gift or gifts to a charity or educational institution;

(2)	if the stockholder is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the director, executive officer or such other stockholder or (B) as part of a distribution without consideration by the director, executive officers or such other stockholder to its stockholders, partners, members or other equity holders;

(3)	if such Class A common stock, Class B common stock, preferred stock or other capital stock or securities convertible into or exercisable for Class A common stock, Class B common stock, preferred stock or other capital stock were acquired in open market transactions after completion of the offering; provided, however, that the transferee meet the conditions described in the underwriting agreement;

(4)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the capital stock involving the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction that results in a change of control; and

(5)	to the Underwriters in the Offering,

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo a lock-up letter, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Class A common stock, Class B common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Class A common stock, Class B common stock, preferred stock or other capital stock by the undersigned during the lock-up period, the director, executive officer or such other stockholder shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the director’s, executive officer’s or such other stockholder’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Class A common stock, Class B common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Class A common stock, Class B common stock, preferred stock or other capital stock shall be required to be made during the lock-up period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this lock-up period.

Each of our directors and executive officers, and certain other stockholders have further agreed that (i) they will not, during the lock-up period, make any demand for or exercise any right with respect to the registration under the 1933 Act of any shares of Class A common stock, Class B common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Class A common stock, Class B common stock, preferred stock or other capital stock, and (ii) we may, with respect to any Class A common stock, Class B common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Class A common stock, Class B common stock, preferred stock or other capital stock owned or held (of record or beneficially) by each of our directors and executive officers, and certain other stockholders, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the lock-up period.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the 1933 Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Our Class A common stock is quoted on the NASDAQ Capital Market under the symbol “BOMN.”

In connection with this offering, the underwriters may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares in excess of the number of shares to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares. In determining the source of shares to close out the covered syndicate short position, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. Transactions to close out the covered syndicate short position involve either purchases of the shares in the open market after the distribution has been completed or the exercise of the option to purchase additional shares. The underwriters may also make “naked” short sales of shares in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives repurchase shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of our shares of Class A common stock. They may also cause the price of our shares of Class A common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, certain of the underwriters and/or their respective affiliates may provide investment banking services to us. In addition, affiliates of certain of the underwriters are our customers and the contracts governing such relationships were entered into at arm's length and on customary terms. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriters and their affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Sales Outside the United States

No action has been taken in any jurisdiction (except the United States) that would permit a public offering of the Class A common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Class A common stock in any jurisdiction where action for that purpose is required. Accordingly, the Class A common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material in connection with the offering of Class A common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell shares of our Class A common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares of our Class A common stock in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Conduct Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

Canada. The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. The shares of common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of common stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares of common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of shares of common stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of common stock. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom. The shares of common stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the shares of common stock or otherwise making them available to retail investors in the U.K. has been prepared and, therefore, offering or selling the shares of common stock or otherwise making them available to any retail investor in the UK may be unlawful under the U.K. PRIIPs Regulation.

Switzerland. This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares of common stock will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares of common stock may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares of common stock with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

This document as well as any other material relating to our Class A common stock is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

LEGAL MATTERS

The validity of the shares of Class A common stock in respect of which this prospectus supplement and the accompanying prospectus are being delivered will be passed upon by Gennari Aronson, LLP, Needham, Massachusetts. Davis Polk & Wardwell LLP, New York, New York, is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Boston Omaha Corporation as of December 31, 2020, and for the year ended December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Boston Omaha Corporation as of December 31, 2019, and for the year ended December 31, 2019, and the effectiveness of internal controls over financial reporting as of December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of MaloneBailey, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Utah Broadband, LLC as of and for the year ended December 31, 2019 appearing in the Company’s Amendment No. 2 to the Current Report on Form 8-K/A filed on December 29, 2020, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bostonomaha.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus supplement or the accompanying prospectus and have not been incorporated by reference. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;

●	Current Reports on Form 8-K/A filed on March 15, 2021 and March 18, 2021; and

●

The description of our Class A common stock and preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request, and we will provide, a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102
Attn: Investor Relations
Phone: (857) 256-0079

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

This prospectus relates to the offering of shares of Class A common stock, par value $0.001 per share, which we refer to as our “Class A common stock,” shares of preferred stock, par value $0.001 per share, which we refer to as our “preferred stock,” debt securities and warrants of Boston Omaha Corporation.

We may, from time to time, in one or more offerings, offer and sell Class A common stock or preferred stock, various series of debt securities and/or warrants. This prospectus may also be used by one or more selling security holders to be identified in the future of the securities described herein. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We may provide additional or amended terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement or amendment together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in our securities.

We or any selling security holders may offer these securities from time to time in amounts, at prices and on terms determined at the time of offering. We may sell these securities to or through one or more underwriters, dealers or agents or directly to purchasers on a delayed or continuous basis. Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we offer by this prospectus for general corporate purposes, including, but not limited to, financing our existing businesses and operations, and expanding our businesses and operations through additional hires, strategic alliances and acquisitions. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholders.

Our Class A common stock is listed on The NASDAQ Capital Market, which we refer to as “NASDAQ,” under the symbol "BOMN." On March 29, 2021, the last reported sales price of the Class A common stock was $33.53 per share.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2021.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a "shelf" registration process. Under the shelf registration process, we may from time to time, either individually or in combination, offer and sell shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants, as described in this prospectus in one or more offerings, and selling security holders may from time to time sell securities described in this prospectus in one or more offerings.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the securities offered.

This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that may add, update, substitute or change the information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before investing in our securities.

The information contained in this prospectus is not complete and may be changed.  We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise stated, all references in this prospectus to "us," "our," "Boston Omaha,” “BOMN," "we," the "Company" and similar designations refer, collectively, to Boston Omaha Corporation, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”. All statements other than statements of historical facts contained in this prospectus, including but not limited to statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “goal,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Any forward-looking statements contained in this prospectus speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the impact of the novel coronavirus, which we refer to as “COVID-19,” on our business and the general economy;
●	the competitive nature of the industries in which we conduct our business;
●	general business and economic conditions;
●	demand for services in our industries;

●	our ability to acquire suitable businesses;
●	our ability to successfully integrate acquired businesses;
●	our business strategy;
●	pricing pressures and competitive factors;
●	the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations;
●	our ability to obtain or renew customer contracts;
●	the market price and availability of materials or equipment;
●	increased costs as the result of being a public company;
●	our relationship with our two largest stockholders, Magnolia Capital Fund, L.P., which we refer to as “Magnolia,” and Boulderado Partners, LLC, which we refer to as “Boulderado”;
●	the diversion of management’s attention and other disruptions associated with potential future acquisitions;
●	future capital expenditures;
●	the risks associated with our investments in both publicly traded securities and privately held businesses;
●	changes in technology affecting our markets;
●	our analysis of market and economic opportunities in the industries we operate;
●	our financial strategy, liquidity, capital required for our ongoing operations and acquisitions, and our ability to raise additional capital;
●	our ability to obtain permits, approvals and authorizations from governmental and third parties, and the effects of government regulation;
●	our ability to avoid becoming an inadvertent Investment Company within the meaning of the Investment Company Act of 1940, as amended
●	our dividend policy;
●	our history of losses and ability to maintain profitability in the future;
●	our future operating results; and
●	plans, objectives, expectations and intentions.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE COMPANY

We are currently engaged in outdoor billboard advertising and surety insurance and related brokerage businesses and commenced a broadband business in March 2020. In addition, we hold minority investments in commercial real estate management and brokerage services, a bank focused on servicing the automotive loan market, and a homebuilding company with operations located primarily in the southeast United States.

In addition to our activities in outdoor billboards, surety insurance, broadband services and the various industries in which we have made minority investments, we will also consider other industries which offer the potential for predictable and attractive returns on invested capital. We expect to continue to be opportunistic in exploring other opportunities which meet our investment criteria.

Our objective is to grow intrinsic value per share at an attractive rate by retaining capital to reinvest in the productive capabilities of our current subsidiaries, make opportunistic investments, and/or invest in new, anticipated durable earnings streams. Each of these options for capital will be compared to one another on a regular basis, and capital will be deployed according to our management’s judgment as to where it believes allocated capital has the potential to achieve the best long-term return.

Our principal executive offices are located at 1601 Dodge Street, Suite 3300, Omaha, Nebraska 68102, and our telephone number is (857) 256-0079. Our website address is www.bostonomaha.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, and the risk factors set forth in our filings with the SEC that are incorporated or deemed incorporated by reference herein, including the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the SEC, as amended, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, before making an investment decision.

Any of the risk factors could materially and negatively affect our businesses, financial condition, results of operations, cash flows, and prospects and the trading price of Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect us in the future. You could lose all or part of your investment in any of our securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise.  General corporate purposes may include, without limitation, financing our existing businesses and operations, and expanding our businesses and operations through additional acquisitions and investments in both publicly traded securities and privately held businesses.  We have not determined the amount of net proceeds to be used for any specific purpose, and management will retain broad discretion over the allocation of net proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of investment-grade, short-term, interest-bearing securities.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

SELLING SECURITY HOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of securities by selling security holders. Information about selling security holders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of our Class A common stock, Class B common stock and preferred stock and related provisions of our certificate of incorporation and our bylaws. This description also summarizes the principal agreements relating to our Class A common stock and Class B common stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws and the agreements referred to below, copies of which are filed as exhibits incorporated by reference to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, of which 38,838,884 shares have been designated as Class A common stock and the remaining 1,161,116 shares as Class B common stock. In addition, we have authorized 1,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. As of March 29, 2021, 26,175,555 shares of our Class A common stock were outstanding and 1,055,560 shares of our Class B common stock were outstanding.

DESCRIPTION OF CLASS A COMMON STOCK

Our Class A common stock is identical to the Class B common stock with respect to all rights and privileges, except that (i) the Class B common stock is convertible into shares of Class A common stock at a 1:1 ratio; (ii) each share of Class B common stock is entitled to 10 votes in connection with stockholder votes, while each share of Class A common stock is entitled to one vote; (iii) two directors are elected exclusively by the holders of Class B common stock as a separate class as described below; and (iv) the Class B common stock has certain special voting provisions as described below.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our Class A common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and each holder of our Class B common stock is entitled to 10 votes for each share owned of record on all matters voted upon by stockholders. A majority vote is required for all action to be taken by stockholders, except as otherwise provided for in our certificate of incorporation and bylaws or as required by law, including the election of directors in an election that is determined by our board of directors to be a contested election, which requires a plurality. Our certificate of incorporation provides that either our board of directors or the holders of at least a majority of the total voting power of the outstanding shares of our capital stock are expressly authorized to make, alter or repeal our bylaws.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our Class A common stock and Class B common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding preferred stock.

Other Rights

Neither our Class B common stock nor our Class A common stock has any preemptive rights, cumulative voting rights or redemption or sinking fund provisions.

Special Provisions Regarding our Class B Common Stock

The holders of record of the shares of Class B common stock, exclusively and as a separate class, shall be entitled to elect two directors to our board of directors, which number of Class B Directors may be reduced pursuant to the terms and conditions of the Amended and Restated Voting and First Refusal Agreement among the Company, Magnolia and Boulderado. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

At any time when shares of Class B common stock are outstanding, we may not, without the affirmative vote of all of the Class B Directors:

●

Amend, alter or otherwise change the rights, preferences or privileges of the Class B common stock, or amend, alter or repeal any provision of our certificate of incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the Class B common stock.

●	Liquidate, dissolve or wind-up our business, effect any merger or consolidation or any other deemed liquidation event or consent to any of the foregoing.
●	Create, or authorize the creation of, or issue or issue additional shares of Class B common stock, or increase the authorized number of shares of any additional class or series of capital stock.
●	Increase or decrease the authorized number of directors constituting the board of directors.
●	Hire, terminate, change the compensation of, or amend the employment agreements of, our executive officers.
●	Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of our capital stock.

●

Create, or authorize the creation of, or issue, or authorize the issuance of any debt security, if our aggregate indebtedness for borrowed money following such action would exceed $10,000, or guarantee, any indebtedness except for our own trade accounts arising in the ordinary course of business.

●	Make, or permit any subsidiary to make, any loan or advance outside of the ordinary course of business to any employee or director.
●

Create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by us or permit any direct or indirect subsidiary to sell, lease, or otherwise dispose of all or substantially all of the assets of any subsidiary.

●	Change our principal business, enter new lines of business, or exit the current line of business.
●	Enter into any agreement involving the payment, contribution, or assignment by us or to us of money or assets greater than $10,000.
●

Enter into or be a party to any transaction outside of the ordinary course of business with any our directors, officers, or employees or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person or entity.

●	Acquire, by merger, stock purchase, asset purchase or otherwise, any material assets or securities of any other corporation, partnership or other entity.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals, other than proposals made by or at the direction of our board of directors. Our bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or by a committee appointed by our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed, and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Calling Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called only by our board of directors or by Magnolia, Boulderado, and their respective Affiliates (as defined in Rule 12b-2 of the Exchange Act) or any person who is an express assignee or designee of their respective rights (and such assignee’s or designee’s Affiliates), which we refer to as the “Magnolia/Boulderado Control Group,” prior to the date upon which the Magnolia/Boulderado Control Group ceases to have, in the aggregate, at least 35% of the votes that are entitled to be cast by holders of our then-outstanding shares of Class A and/or Class B common stock.

Stockholder Action by Written Consent

The Delaware General Corporation Law, which we refer to as the “DGCL,” permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. During such period of time as we remain a controlled company under NASDAQ rules, we intend to allow stockholders to take action by written consent in accordance with our bylaws. At such time as we no longer qualify as a controlled company, our bylaws will provide that stockholders will no longer be able to take action by written consent and will only be able to take action at a duly convened meeting of our stockholders.

Undesignated Preferred Stock

Our board of directors is authorized to issue, without stockholder approval, preferred stock with such terms as our board of directors may determine. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company.

Delaware Anti-Takeover Statute

We have elected to be governed by Section 203 of the DGCL, an anti-takeover law, which we refer to as “Section 203.” This law prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include: any merger or consolidation involving us and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder; in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person. A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or bylaws approved by its stockholders. We have opted to be governed by this provision and, accordingly, we will be subject to any anti-takeover effects of Section 203.

Removal of Directors; Vacancies

Our certificate of incorporation provides that, other than the two directors elected by the holders of our Class B common stock, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the total voting power of the outstanding shares of the capital stock of the company entitled to vote in any annual election of directors or class of directors, voting together as a single class. In addition, our certificate of incorporation provides that vacancies, including those resulting from newly created directorships or removal of directors, may only be filled by a majority of the directors then in office or by a sole remaining director. This may deter a stockholder from increasing the size of our board of directors and gaining control of the board of directors by filling the remaining vacancies with its own nominees.

Limitation on Directors’ Liability

Our certificate of incorporation and bylaws will provide for indemnification of our directors to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director which (i) were in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of our company and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws or (v) any action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the provisions of our certificate of incorporation described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Amended and Restated Voting and First Refusal Agreement

Each of Boulderado and Magnolia agreed as part of the Amended and Restated Voting and First Refusal Agreement to elect as the Class B Directors each of Alex B. Rozek, as a nominee of Boulderado, and Adam K. Peterson, as a nominee of Magnolia. In the event of (a) the death of a Class B Director, (b) the incapacitation of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of Boulderado or Magnolia, then the Class B stockholder which nominated such deceased or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in the our certificate of incorporation. The Amended and Restated Voting and First Refusal Agreement also provides each of the Company and the other party to the Voting Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

Listing

Our Class A common stock is listed on the NASDAQ Capital Market under the symbol “BOMN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Colonial Stock Transfer Co. Inc.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share. As of March 29, 2021, there were no shares of our preferred stock outstanding.

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Class A common stock and Class B common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our Class A common stock and Class B common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our Class A common stock and Class B common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●

whether the preferred stock will be convertible into our Class A common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

●

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

●	voting rights, if any, of the preferred stock;

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

●

any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

●	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our capital stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquiror of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” thereunder, from the trustees or holders of at least 25% in principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities – General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of Delaware, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●

the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Boston Omaha Corporation.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless otherwise provided in the applicable prospectus supplement, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents or any other agent of ours, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

TAXATION

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We or a selling security holder may sell securities through any one or more of the following methods from time to time:

●	to or through underwriters, brokers or dealers;
●	through agents, including transactions in which a broker or dealer as agent solicits purchasers and ordinary brokerage transactions by the broker or dealer as agent;
●	directly to one or more other purchasers in negotiated sales or competitively bid transactions;
●

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any of the above methods of sale.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;
●	the public offering or purchase price;
●	any discounts and commissions to be allowed or paid to the agent or underwriters;
●	all other items constituting underwriting compensation;
●	any discounts, concessions and commissions to be allowed or paid to dealers; and
●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or a selling security holder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We or our underwriters, broker-dealers, or agent may make sales of our shares of Class A common stock at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Capital Market or any other trading market for our Class A common stock.

If so indicated in the applicable prospectus supplement, we or any selling security holder will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling security holder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Gennari Aronson, LLP, Needham, Massachusetts. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Boston Omaha Corporation, for the fiscal year ended December 31, 2020, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of KPMG, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Boston Omaha Corporation, for the fiscal year ended December 31, 2019, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of MaloneBailey, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Utah Broadband, LLC as of and for the year ended December 31, 2019 appearing in the Company’s Amendment No. 2 to the Current Report on Form 8-K/A filed on December 29, 2020, have been audited by Moss Adams LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.bostonomaha.com. The information contained in, or accessible through, our website, however, should not be considered a part of this prospectus. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information included in the registration statement and the amendments, exhibits and schedules thereto, in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC from the SEC's website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;

●	Current Report on Form 8-K/A filed on March 15, 2021 and March 18, 2021; and

●

The description of our Class A common stock and preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 13, 2017, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Boston Omaha Corporation

1601 Dodge Street, Suite 3300

Omaha, Nebraska 68102
Attn: Investor Relations
Phone: (857) 256-0079

BOSTON OMAHA CORPORATION

3,150,000 Shares of

Class A Common Stock

PROSPECTUS SUPPLEMENT

March         , 2021

Wells Fargo Securities